As filed with the Securities and Exchange Commission on March 26, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under the Securities Act of 1933

LEGGETT & PLATT, INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Missouri	44-0324630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 1 Leggett Road

Carthage, Missouri 64836

(417) 358-8131

(Address, including zip code, and telephone number, including area code of, registrant’s principal executive office)

LEGGETT & PLATT, INCORPORATED

1989 Flexible Stock Plan

(Full Title of the Plan)

ERNEST C. JETT

Vice President, General Counsel and Secretary

Leggett & Platt, Incorporated

No. 1 Leggett Road, Carthage, Missouri 64836

(417) 358-8131

(Name, Address, including Zip Code and Telephone Number, including Area Code, of Agent For Service)

Please Send Copies of Communications to:

R. Randall Wang, Esq.

Bryan Cave LLP

One Metropolitan Square, Suite 3600

St. Louis, Missouri 63102-2750

(314) 259-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share and attached Preferred Stock Purchase Rights (1)	6,190,201	(3)	$22.65	$140,208,053	$17,764.36

(1)	Each share of Common Stock issued also represents one Preferred Stock Purchase Right. Such Rights cannot currently trade separately from the underlying Common Stock and therefore do not carry a separate price or necessitate an additional registration fee.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low prices of Registrant’s Common Stock on the New York Stock Exchange Composite Tape on March 22, 2004.
(3)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock and associated Preferred Stock Purchase Rights as may be issued to prevent dilution resulting from stock dividends, stock splits, recapitalizations or other similar transactions.

PART I

INFORMATION REQUIRED TO BE IN THE

SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents listed in (a) through (c) below, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a) Leggett & Platt, Incorporated’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2003 (File No.1-07845);

(b) The description of the Company’s Common Stock contained in the Company’s Form 8-A dated June 5, 1979, as amended on Form 8 dated May 10, 1984, including any amendments or reports filed for the purpose of updating such description; and

(c) The description of the Company’s Preferred Stock Purchase Rights contained in the Company’s Form 8-A dated January 22, 1999, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents except that the portion of any Current Report on Form 8-K furnished pursuant to Item 9 or Item 12 thereof or other applicable Item shall not be incorporated by reference herein.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

The Common Stock and Preferred Stock Purchase Rights of the Company are registered under Section 12(b) of the 1934 Act and, accordingly, no description is provided hereunder.

Item 5. Interests of Named Experts and Counsel

Ernest C. Jett, Vice President, General Counsel and Secretary of the Company, has rendered an opinion as to the legality of the Company’s Common Stock being registered hereby. Mr. Jett is paid a salary and bonus by the Company, participates in certain of the Company’s employee benefit plans, and owns shares of Common Stock and options to acquire shares of Common Stock.

Item 6. Indemnification of Directors and Officers

The Company is a Missouri corporation. Section 351.355 of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. This section also provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Under the Company’s Restated Articles of Incorporation and Missouri corporation laws, each of the present and former directors and officers of the Company may be entitled to indemnification under certain circumstances from certain liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding (including any such action, suit or proceeding arising under the Securities Act of 1933 as amended), to which they are made a party by reason of the fact that he is or was a director or officer of the Company.

The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its Restated Articles of Incorporation.

Item 7. Exemption From Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit Number	Description

3.1	Restated Articles of Incorporation of the Company as of May 13, 1987; Amendment, dated May 12, 1993; Amendment, dated May 12, 1999 filed March 11, 2004 as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated by reference. (SEC File No. 1-7845)

3.2	By-Laws of the Company as amended through February 11, 2004 filed March 11, 2004 as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference. (SEC File No. 1-7845)

4.1	Article III of the Company’s Restated Articles of Incorporation, as amended, filed as Exhibit 3.1 hereto, is incorporated by reference. (SEC File No. 1-7845)

4.2	Rights Agreement effective February 15, 1999 between the Company and UMB Bank, N.A., as successor Rights Agent to ChaseMellon Shareholder Services, LLC, pertaining to preferred stock rights distributed by the Company, filed December 1, 1998 as Exhibit 4 to the Company’s Current Report on Form 8-K, is incorporated by reference. (SEC File No. 1-7845)

4.3	The Company’s 1989 Flexible Stock Plan, as amended and restated May 9, 2001, with Amendment No. 1, dated February 11, 2004, filed March 11, 2004 as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference. (SEC File No. 1-7845)

5.1	Opinion of Ernest C. Jett, Vice President, General Counsel and Secretary of Leggett & Platt, Incorporated.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ernest C. Jett, Vice President, General Counsel and Secretary (included in Exhibit 5.1).

24.1	Power of Attorney.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carthage, State of Missouri on the 26th day of March, 2004.

LEGGETT & PLATT, INCORPORATED

By:	/s/ ERNEST C. JETT
Ernest C. Jett
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

FELIX E. WRIGHT* Felix E. Wright	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2004

MATTHEW C. FLANIGAN* Matthew C. Flanigan	Vice President and Chief Financial Officer (Principal Financial Officer)	March 26, 2004

WILLIAM S. WEIL* William S. Weil	Vice President – Corporate Controller (Principal Accounting Officer)	March 26, 2004

HARRY M. CORNELL, JR.* Harry M. Cornell, Jr.	Director	March 26, 2004

RAYMOND F. BENTELE* Raymond F. Bentele	Director	March 26, 2004

RALPH W. CLARK* Ralph W. Clark	Director	March 26, 2004

ROBERT TED ENLOE, III* Robert Ted Enloe, III	Director	March 26, 2004

RICHARD T. FISHER* Richard T. Fisher	Director	March 26, 2004

KARL G. GLASSMAN* Karl G. Glassman	Director	March 26, 2004

DAVID S. HAFFNER* David S. Haffner	Director	March 26, 2004

JUDY C. ODOM* Judy C. Odom	Director	March 26, 2004

MAURICE E. PURNELL, JR.* Maurice E. Purnell, Jr.	Director	March 26, 2004

*By:	/s/ ERNEST C. JETT	March 26, 2004
Ernest C. Jett
Attorney-in-Fact Under Power-of-Attorney dated February 11,2004

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Articles of Incorporation of the Company as of May 13, 1987; Amendment, dated May 12, 1993; Amendment, dated May 12, 1999 filed March 11, 2004 as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated by reference. (SEC File No. 1-7845)

3.2	By-Laws of the Company as amended through February 11, 2004 filed March 11, 2004 as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference. (SEC File No. 1-7845)

4.1	Article III of the Company’s Restated Articles of Incorporation, as amended, filed as Exhibit 3.1 hereto, is incorporated by reference. (SEC File No. 1-7845)

4.2	Rights Agreement effective February 15, 1999 between the Company and UMB Bank, N.A., as successor Rights Agent to ChaseMellon Shareholder Services, LLC, pertaining to preferred stock rights distributed by the Company, filed December 1, 1998 as Exhibit 4 to the Company’s Current Report on Form 8-K, is incorporated by reference. (SEC File No. 1-7845)

4.3	The Company’s 1989 Flexible Stock Plan, as amended and restated May 9, 2001, with Amendment No. 1, dated February 11, 2004, filed March 11, 2004 as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference. (SEC File No. 1-7845)

5.1	Opinion of Ernest C. Jett, Vice President, General Counsel and Secretary of Leggett & Platt, Incorporated.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ernest C. Jett, Vice President, General Counsel and Secretary (included in Exhibit 5.1).

24.1	Power of Attorney.